SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____ )

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

ENERGEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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ENERGEN CORPORATION 605 Richard Arrington Jr. Blvd. North Birmingham, Alabama 35203-2707 (205) 326-2700

March 24, 2003

                    To Our Shareholders:

It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham, Alabama on Wednesday, April 23, 2003, at 10:00 A.M., Central Daylight Time.

Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the Proxy Statement that follow.

We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your signing and returning the enclosed Proxy as soon as convenient so that your stock may be voted.

We have enclosed a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Yours very truly,

(/s/ Wm. Michael Warren, Jr.)
Chairman of the Board

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
Item 1: Election of Directors
Item 2: Other Business
PROXY AND VOTING PROCEDURES
Shareholders Entitled to Vote
Filing of Proxies
Revocation of Proxies
Voting at the Annual Meeting
Required Vote
THE BOARD OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2006
DIRECTORS WHOSE TERMS EXPIRE IN 2004
DIRECTORS WHOSE TERMS EXPIRE IN 2005
Director Attendance
Committees of the Board of Directors
Directors’ Compensation
SHARE OWNERSHIP
Principal Holders
Directors and Executive Officers
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Long-Term Incentive Plans -- Awards in Last Fiscal Year
Retirement Income Plan
Pension Plan Table
Severance Compensation Agreements
2002 COMPENSATION COMMITTEE REPORT
Compensation Policy
Operating Summary
Issues Influencing Compensation Decisions During the Reporting Year (January 1, 2002 to December 31, 2002)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
Fee Disclosure
2002 AUDIT COMMITTEE REPORT
SHAREHOLDER PROPOSALS
COSTS OF PROXY SOLICITATION

ENERGEN CORPORATION

Notice of Annual Meeting of Shareholders

To Be Held April 23, 2003

TIME	10:00 a.m., CDT, on Wednesday, April 23, 2003

PLACE	605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

ITEMS OF BUSINESS	(1) To elect three members of the Board of Directors for three-year terms.

(2) To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record of the Company on February 28, 2003.

ANNUAL REPORT	Our 2002 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to exercise at the Meeting by following the instructions in the accompanying Proxy Statement.

J. DAVID WOODRUFF
Secretary

Birmingham, Alabama

March 24, 2003

YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly

return your proxy in the enclosed envelope.

PROXY STATEMENT

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OF ENERGEN CORPORATION

April 23, 2003

       We are providing this Proxy Statement in connection with the solicitation by the Board of Directors of Energen Corporation, an Alabama corporation (the “Company,” “we,” or “us”), of proxies for use at the 2003 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the “Annual Meeting”).

      You are invited to attend our Annual Meeting on April 23, 2003, beginning at 10:00 a.m., CDT. The Annual Meeting will be held at our principal office, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

      This Proxy Statement and form of proxy are being mailed on or about March 24, 2003.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Item 1:     Election of Directors

      Three Directors are to be elected. Our Board of Directors is divided into three classes serving staggered terms. The terms of three of the present Directors expire this year. One of them, Rex J. Lysinger, is not standing for reelection. The other two, Dr. Judy M. Merritt and Stephen A. Snider, together with Gary C. Youngblood, have been nominated for election as Directors for terms expiring in 2006.

      Your Board of Directors recommends that Dr. Judy M. Merritt, Stephen A. Snider and Gary C. Youngblood be elected to serve in the class with terms expiring in 2006. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. We expect each nominee for election as a Director to be able to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented at page 3 of this Proxy Statement under the caption “The Board of Directors.”

      Unless you otherwise direct on the proxy form, the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a Director, the proxy holders will vote your shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

Item 2:     Other Business

      We know of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

PROXY AND VOTING PROCEDURES

Shareholders Entitled to Vote

      Holders of Company common stock at the close of business on February 28, 2003, are entitled to receive this notice of Annual Meeting and Proxy Statement and to vote their shares at the Annual Meeting. As of that date, a total of 34,853,073 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Filing of Proxies

      Your vote is important. You can save us the expense of a second mailing by voting promptly. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Please mark your proxy, date and sign it, and return it in the postage-paid envelope provided. The proxy holders will vote all properly completed proxies in accordance with the instructions appearing on such proxies.

Revocation of Proxies

      You can revoke your proxy at any time before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

Voting at the Annual Meeting

      Mailing your proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

      All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Required Vote

      The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

      Each of the nominees for Director must receive the affirmative vote of a majority of the votes cast by shareholders represented at the Annual Meeting as part of the quorum. Only votes “for” or “against” affect the outcome. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors.

      Under New York Stock Exchange Rules, if you are a beneficial owner and your broker holds your shares in its name, your broker is permitted to vote your shares on the election of Directors even if the broker does not receive voting instructions from you if the broker has complied with rules concerning the delivery of proxy materials to beneficial owners.

      At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting. Except as otherwise provided by law, other matters voted on at the Annual Meeting will be determined by the majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. As to matters requiring the vote of a majority of the shares either present or outstanding, and entitled to vote on the matter, abstentions and broker “non-votes” have the same effect as a vote against the matter (unless the broker does not have discretionary authority to vote under Alabama law or New York Stock Exchange Rules).

THE BOARD OF DIRECTORS

      The following pages present information about the persons who comprise our Board of Directors, including the three nominees for election.

NOMINEES FOR ELECTION AS DIRECTORS

FOR THREE-YEAR TERMS EXPIRING IN 2006

Name and Year First Became Director	Principal Occupation and Other Information

DR. JUDY M. MERRITT Director since 1993
Dr. Merritt, 59, is President of Jefferson State Community College located in Birmingham, Alabama. Dr. Merritt was named President in 1979 and, with the exception of a four-year assignment at Florida International University in Miami, Florida from 1975 to 1979, has been associated with Jefferson State and its predecessor since 1965. She is also a member of the Board of Directors of SouthTrust Corporation.

STEPHEN A. SNIDER Director since 2000
Mr. Snider, 55, is President, Chief Executive Officer and a director of Universal Compression Holdings, Inc., a gas compressor rental business headquartered in Houston, Texas. Mr. Snider joined Tidewater Compression in 1975 as General Manager of air compressor operations. In 1979, Mr. Snider established Tidewater Compression’s operations in the northeastern United States. In 1981, he assumed responsibility for the western United States operations of Tidewater Compression. Mr. Snider left Tidewater in 1983 to own and operate businesses unrelated to the energy industry. Mr. Snider returned to Tidewater Compression in 1991 as Senior Vice President of Compression. Tidewater was sold in 1998 and the name of the company was changed to Universal Compression Holdings, Inc. Mr. Snider was named to his current position in 1994.

GARY C. YOUNGBLOOD Director nominee in 2003
Mr. Youngblood, 59, retired in January 2003 as President and Chief Operating Officer of Alabama Gas Corporation, a subsidiary of the Company. Mr. Youngblood was employed by Alabama Gas Corporation in various capacities for 34 years. He was elected its Executive Vice President in 1993, its Chief Operating Officer in 1995, and its President in 1997. Mr. Youngblood has long been active in Industry and Community Affairs. He is a past Chairman of the Birmingham Chamber of Commerce, has served as a director of the Public Affairs Research Council of Alabama, and was Chair of the Central Alabama United Way 2000 campaign. He served as President of the Alabama Natural Gas Association and the Southeast Gas Association. Until his retirement, Mr. Youngblood was a director of the Southern Gas Association, and served on the Leadership Council of the American Gas Association. Mr. Youngblood serves as an advisory director to Regions Bank.

DIRECTORS WHOSE TERMS EXPIRE IN 2004

Name and Year First Became Director	Principal Occupation and Other Information

DR. STEPHEN D. BAN Director since 1992
Dr. Ban, 62, is the Director of the Technology Transfer Division of the Argonne National Laboratory, a science-based Department of Energy laboratory dedicated to advancing the frontiers of science in energy, environment, biosciences and materials. He has held this position since March 2002. He previously served as President and Chief Executive Officer of Gas Research Institute (GRI), a nonprofit cooperative research organization of the natural gas industry, headquartered in Chicago. He joined GRI in 1981, was elected President in 1987, and served as CEO until 2000. In that position he had overall responsibility for GRI’s multifaceted research and development program in natural gas supply, transmission, and end-use technologies. Dr. Ban is also a director of UGI Corporation, a Pennsylvania gas and electric utility and national marketer of liquid propane. Dr. Ban has also served on the Boards of the United States Energy Association and the New England Gas Association.

JULIAN W. BANTON Director since 1997
Mr. Banton, 62, is Chairman of the Board, President and Chief Executive Officer of SouthTrust Bank, headquartered in Birmingham, Alabama. He joined SouthTrust in 1982, was named President in 1985 and in 1988 was named to his current position. Prior to joining SouthTrust, Mr. Banton was in charge of Corporate and International Banking for Signet Bank in Richmond, Virginia. He is also a director of SouthTrust Corporation; Brookwood Hospital; the Metropolitan Development Board (Birmingham, Alabama); Birmingham Area Chamber of Commerce; and Inroads Development Program. Mr. Banton is also a past director of the Birmingham Branch of the Federal Reserve Bank of Atlanta.

T. MICHAEL GOODRICH Director since 2000
Mr. Goodrich, 57, is President and Chief Executive Officer of BE&K, Inc., a privately owned engineering and construction firm headquartered in Birmingham, Alabama. He joined BE&K in 1972 as Assistant Secretary and General Counsel, was named President in 1989 and was named to his current position in 1995. He is also a director of First Commercial Bank and several subsidiary companies of BE&K, Inc.

WM. MICHAEL WARREN, JR. Director since 1986
Mr. Warren, 55, is Chairman of the Board, President and Chief Executive Officer of the Company and is a director of the Company and each of its subsidiaries. He joined Alabama Gas Corporation in 1983 and was elected President in 1984. He was elected President and Chief Operating Officer of the Company in February, 1991, was elected President and Chief Executive Officer of Alabama Gas Corporation and Energen Resources Corporation in September, 1995, was elected Chief Executive Officer of the Company in February, 1997, and was elected Chairman of the Board in January, 1998. He is a director of Associated Electric & Gas Insurance Services Limited, a mutual insurance company serving the United States public utility industry, and a director of Protective Life Corporation. He is also a city director of AmSouth Bank of Alabama and a member of the Board of Trustees of Birmingham-Southern College. Mr. Warren served as chairman of the American Gas Association, the national trade association for gas utilities, in 2002.

DIRECTORS WHOSE TERMS EXPIRE IN 2005

Name and Year First Became Director	Principal Occupation and Other Information

J. MASON DAVIS, JR. Director since 1992
Mr. Davis, 67, is a partner with the Birmingham, Alabama law firm of Sirote & Permutt, P.C. He joined that firm in 1984. Mr. Davis also served as an Adjunct Professor of Law at the University of Alabama School of Law in Tuscaloosa, Alabama from 1972 to 1997. He is also Chairman of the Board of Directors of Protective Industrial Insurance Company of Alabama, Inc., based in Birmingham, Alabama.

JAMES S.M. FRENCH Director since 1979
Mr. French, 62, is Chairman of Dunn Investment Company, the parent of a group of companies in the construction industry and also an investor in equity and income securities in selected industries. Dunn was founded in 1878 and is headquartered in Birmingham. He joined the firm in 1968 and became its President in 1974. He is also a director of Regions Financial Corporation; Hilb, Rogal and Hamilton Company, a network of insurance agencies; Protective Life Corporation; and the subsidiaries of Dunn Investment Company.

WALLACE L. LUTHY Director since 1995
Mr. Luthy, 69, retired in December 1995 as President and General Manager of Mobil Natural Gas Inc., headquartered in Houston, Texas. Mobil Natural Gas was a subsidiary of Mobil Corporation and processed and marketed natural gas in the United States and Canada. Upon his retirement, Mr. Luthy had completed 40 years of service with Mobil.

      Each of our Directors also serves as a Director of Alabama Gas Corporation and Energen Resources Corporation, our principal subsidiaries.

Director Attendance

      During 2002, the Board of Directors of the Company met seven times. All Directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees of the Board of which they are members.

Committees of the Board of Directors

     Audit Committee

      Our Board of Directors has a standing Audit Committee currently composed of four Directors. The members of the Audit Committee are: Julian W. Banton (Chair), James S. M. French, T. Michael Goodrich and Judy M. Merritt. During 2002, the Audit Committee held four meetings. The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the New York Stock Exchange.

      The Audit Committee reviews and monitors our financial reporting process and our systems of internal controls on behalf of the Board and serves as a liaison with our independent auditors and internal auditors. The Audit Committee Report is presented at page 19 of this Proxy Statement under the caption “2002 Audit Committee Report.”

     Officers Review Committee

      Our Officers Review Committee (the “ORC”) is currently composed of four Directors who are not officers of the Company. The members of the ORC are: Wallace L. Luthy (Chair), Julian W. Banton, James S. M. French and Stephen A. Snider. The duties of the ORC are to study and make recommendations to the Board of Directors with regard to executive succession and compensation paid to officers of the Company and its subsidiaries. The ORC also administers our Annual Incentive Compensation Plan, 1992 Long-Range Performance Share Plan, 1988 Stock Option Plan, 1997 Deferred Compensation Plan and 1997

Stock Incentive Plan. During 2002, the ORC held one meeting. The Report of the ORC is presented at page 13 of the Proxy Statement under the caption “2002 Compensation Committee Report.”

     Finance Committee

      Our Finance Committee is currently composed of five Directors who are not officers of the Company. The members of the Finance Committee are: Stephen D. Ban (Chair), J. Mason Davis, Jr., Wallace L. Luthy, Rex J. Lysinger and Stephen A. Snider. The duties of the Finance Committee are to review financial policy, capital structure, significant oil and gas property acquisitions and exploration programs and the issuance of securities necessary to finance the activities of the Company. During 2002, the Finance Committee held no meetings.

     Governance and Nominations Committee

      Our Governance and Nominations Committee is currently composed of four Directors who are not officers of the Company. The members of the Governance and Nominations Committee are: J. Mason Davis, Jr. (Chair), Stephen D. Ban, T. Michael Goodrich and Judy M. Merritt. The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues and to review and recommend to the Board the term and tenure of Directors, consider future Board members and recommend nominations to the Board. Our Board of Directors does not have any formal procedures whereby individual shareholders can submit recommendations of persons to be considered for nomination as a Director of the Company. However, our Governance and Nominations Committee will consider shareholder recommendations of Director nominees if made in a timely manner. During 2002, the Governance and Nominations Committee held one meeting.

Directors’ Compensation

     Monthly Cash Retainer Fees and Meeting Fees

      During 2002, non-employee Directors were paid a monthly retainer of $1,250. Non-employee Directors also received a fee of $1,250 for each Board meeting attended, and $1,000 for each committee meeting attended. No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors.

     Share Awards and Deferred Compensation

      Under the Energen Corporation 1992 Directors Stock Plan, each non-employee Director receives an annual grant of six hundred shares of common stock. Annual awards are made following the last day of each fiscal year, and only non-employee Directors who are members of our Board on such date and who have been members of the Board for at least six months are eligible. The size of this annual grant is subject to adjustment in the event of a stock dividend, stock split or similar transaction. The plan also allows each non-employee Director to elect to have any part or all of the fees payable for services as a Director of the Company and its subsidiaries paid in shares of common stock. Awards under the Directors Stock Plan are in addition to the payment of monthly cash retainers and meeting fees.

      Our Board of Directors administers the Directors Stock Plan. Although the plan has no fixed duration, the Board of Directors or our shareholders may terminate the plan. Our Board of Directors also may amend the plan from time to time, but any amendment that materially increases the benefits accruing to participants, increases the number of shares of common stock which may be issued or materially modifies eligibility requirements would require the approval of our shareholders.

      Under the Company’s 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their director fees and annual and/or elective grants under the Directors Stock Plan. The 1997 Deferred Compensation Plan is discussed below in greater detail under the caption “2002 Compensation Committee Report - 1997 Deferred Compensation Plan.”

SHARE OWNERSHIP

Principal Holders

      The only persons known by the Company to be beneficial owners of more than five percent (5%) of the Company’s common stock are the following:

	Number of	Percent
	Shares	of Class
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned(4)	Owned(4)

Vanguard Fiduciary Trust Company(1)	3,221,503	9.3%
Trustee for Energen Corporation Employee Savings Plan
500 Admiral Nelson Blvd.
Malvern, PA 19355
Barclays Global Investors, N.A.(2)	2,115,063	6.1%
45 Fremont Street
San Francisco, CA 94105
Capital Group International, Inc.(3)	2,050,050	5.9%
11100 Santa Monica Blvd.
Los Angeles, CA 90025

(1)	In a Schedule 13G filed on February 10, 2003, Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the Energen Corporation Employee Savings Plan, reported having shared voting and dispositive power of 3,221,503 shares of common stock. All such shares of common stock had been allocated to plan participants. The Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. Vanguard serves as trustee for the Plan and must vote the shares held by the Plan in accordance with individual participant instructions. Both current and retired employees of the Company are participants in the Plan.
(2)	In a Schedule 13G filed on February 12, 2003, Barclays Global Investors, N.A., and its affiliate Barclays Global Fund Advisors (together, “Barclays”), reported aggregate beneficial ownership of 2,115,063 shares of our common stock. Barclays is deemed to be the beneficial owner of the common stock because Barclays holds the common stock in trust accounts for the economic benefit of the beneficiaries of those accounts. All information in this footnote was obtained from the Schedule 13G filed by Barclays.
(3)	In a Schedule 13G filed on February 11, 2003, Capital Group International, Inc., and its subsidiary Capital Guardian Trust Company (together, “Capital”), reported aggregate beneficial ownership of 2,050,050 shares of our common stock. Capital is deemed to be the beneficial owner of the common stock due to the provision of investment advisory and management services for certain clients of Capital and through other subsidiaries of Capital. Capital disclaims beneficial ownership of the common stock pursuant to Rule 13d-4. All information in this footnote was obtained from the Schedule 13G filed by Capital.
(4)	The Schedule 13G filed by each of Vanguard, Barclays and Capital reflects the amount of shares beneficially owned and the percentage of class beneficially owned by each entity as of December 31, 2002.

Directors and Executive Officers

      As of February 28, 2003, our Directors and executive officers beneficially owned shares of our common stock as described in the table below. Except as we have noted below, each individual listed below has sole voting power and sole investment power with respect to shares they beneficially own. The final column indicates common stock share equivalents held under the Energen Corporation Deferred Compensation Plan as of February 28, 2003.

	Number of	Percent
	Shares	of Class	Share Equivalents
Name of Entity, Individual	Beneficially	Beneficially	Under
or Persons in Group	Owned(1)(2)	Owned(2)	Deferred Plan(3)

Stephen D. Ban	10,922	*	0
Julian W. Banton	2,150	*	3,681
J. Mason Davis, Jr.	7,341	*	8,055
James S. M. French	24,150	*	0
T. Michael Goodrich	4,000	*	3,688
Geoffrey C. Ketcham	61,745	*	16,614
Wallace L. Luthy	76,500	*	6,704
Rex J. Lysinger	55,270	*	528
James T. McManus	43,128	*	20,847
Judy M. Merritt	6,476	*	0
Dudley C. Reynolds	77,760	*	3,901
Stephen A. Snider	1,000	*	2,644
Wm. Michael Warren, Jr.	233,606	*	188,935
Gary C. Youngblood	52,188	*	20,749
All directors and executive officers (16 persons)	714,420	2.05%	290,105

*	Less than one percent.

(1)	The shares of common stock shown above include shares owned by wives and children of Directors, as well as shares held in trust, as to which shares the Directors disclaim any interest. The shares of common stock do not include shares acquired through dividend reinvestment after December 31, 2002. Dunn Investment Company, of which Mr. French is Chairman and a director, owns 120,000 shares of common stock, which shares are not included in the totals noted above. The shares of common stock shown above for Messrs. Warren, Ketcham, Youngblood, McManus, Reynolds and the executive officers of the Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan as of February 28, 2003, described in note 1 above under Principal Holders. Messrs. Warren, Ketcham, Youngblood, McManus, Reynolds and all Directors and executive officers as a group hold presently exercisable options to acquire 139,000, 19,000, 5,000, 3,000, 26,666, and 245,266 shares of common stock, respectively, which amounts are included in the above table.
(2)	The number and percentage of common stock beneficially owned does not include shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan.
(3)	Represents shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan as of February 28, 2003. The value of Company Stock Accounts tracks the performance of the common stock, with reinvestment of accrued dividends. The Company Stock Accounts have no voting rights.

EXECUTIVE COMPENSATION

Table 1

Summary Compensation Table

		Annual Compensation			Awards		Payouts

				Other	Restricted
Name and			Incentive	Annual	Stock	Stock	Long-Term	All Other
Principal			Compensation	Compensation	Award(s)	Options/SARs	Incentive	Compensation
Position	Year(1)	Salary($)	($)	($)(2)	($)(3)(4)	($)	Payouts	($)(5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Warren, Jr., Wm. Michael — Chairman, President and Chief Executive Officer
	12/31/02	445,000	534,000	1,517	0	0	657,217	115,242
	12/31/01	109,583	0	0	243,386	25,370	0	6,775
	9/30/01	421,250	382,500	1,383	113,591	15,000	435,797	97,945
	9/30/00	376,250	342,000	1,255	100,375	0	633,043	78,626
Ketcham, Geoffrey C. — Executive Vice President, Chief Financial Officer and Treasurer
	12/31/02	272,000	245,000	724	0	0	194,958	54,020
	12/31/01	67,000	0	0	29,645	7,020	0	4,283
	9/30/01	258,333	195,000	647	0	21,000	188,632	49,166
	9/30/00	238,333	180,000	589	0	0	239,434	41,012
McManus, James T. — President and Chief Operating Officer of Energen Resources Corporation
	12/31/02	272,000	320,000	400	0	0	185,885	33,993
	12/31/01	67,000	0	0	29,645	7,020	0	3,931
	9/30/01	258,333	195,000	356	164,625	4,500	168,015	31,292
	9/30/00	237,500	180,000	322	37,625	0	163,853	26,384
Reynolds, Dudley C. — General Counsel and Secretary(6)
	12/31/02	215,000	194,000	469	0	0	152,288	30,606
	12/31/01	52,500	0	0	23,309	5,560	0	3,250
	9/30/01	198,333	150,000	424	0	10,000	154,034	27,870
	9/30/00	179,333	135,000	383	0	0	181,388	23,787
Youngblood, Gary C. — President and Chief Operating Officer of Alabama Gas Corporation(7)
	12/31/02	272,000	245,000	1,232	0	0	191,035	70,410
	12/31/01	67,000	0	0	29,645	7,020	0	5,578
	9/30/01	258,333	195,000	1,108	230,475	0	177,257	64,276
	9/30/00	237,917	180,000	989	28,219	0	181,388	53,413

Notes to Summary Compensation Table

(1)	During 2001, we changed our fiscal year end from September 30 to December 31, and consequently are separately reporting the three-month transition period ended December 31, 2001.
(2)	The amounts shown in this column represent special payments for reimbursement of tax costs due to life insurance premiums under special life insurance benefits which serve as offsets to retirement income benefits pursuant to the Supplemental Agreements (see “Retirement Income Plan”).
(3)	As of December 31, 2002, Mr. Warren, Jr. holds a total of 12,135 restricted shares valued at $353,129; Mr. Ketcham holds a total of 1,310 restricted shares valued at $38,121; Mr. McManus holds a total of 4,644 restricted shares valued at $135,140; Mr. Reynolds holds a total of 1,030 restricted shares valued at $38,121 and Mr. Youngblood holds a total of 5,110 restricted shares valued at $148,701. The restricted shares will vest as follows: Mr. Warren — 1,380 shares in 2003, and 10,755 shares in 2004; Mr. Ketcham — 1,310 shares in 2004; Mr. McManus — 2,667 shares in 2003, and 1,977 shares in 2004; Mr. Reynolds — 1,030 shares in 2004; and Mr. Youngblood — 3,300 shares in 2003, and 1,810 shares in 2004. Dividends are paid on restricted stock. The reported restricted shares include shares the receipt of which has been deferred under the Energen Corporation 1997 Deferred Compensation Plan.
(4)	As of December 31, 2001, Mr. Warren, Jr. holds a total of 15,982 restricted shares valued at $393,956; Mr. Ketcham holds a total of 1,310 restricted shares valued at $32,292; Mr. McManus holds a total of 7,310 restricted shares valued at $180,192; Mr. Reynolds holds a total of 1,030 restricted shares valued at $25,390; and Mr. Youngblood holds a total of 8,410 restricted shares valued at $207,307. The restricted shares will vest as follows: Mr. Warren — 3,847 shares in 2002, 1,380 shares in 2003 and 10,755 shares in 2004; Mr. Ketcham — 1,310 shares in 2004; Mr. McManus — 2,666 shares in 2002, 2,667 shares in 2003 and 1,977 shares in 2004; Mr. Reynolds — 1,030 shares in 2004; and Mr. Youngblood — 3,300 shares in

2002, 3,300 shares in 2003 and 1,810 shares in 2004. Dividends are paid on restricted stock. The reported restricted shares include shares the receipt of which has been deferred under the Energen Corporation 1997 Deferred Compensation Plan.
(5)	(i) Includes the following amounts representing the estimated term component of the premium paid and the estimated interest cost to us for 2002 resulting from premium payments for life insurance benefits under the Energen Corporate Officer Split Dollar Life Insurance Plan: Mr. Warren $76,571, Mr. Ketcham $34,883, Mr. McManus $16,696, Mr. Reynolds $15,711, and Mr. Youngblood $44,673. This plan serves as an offset to an existing supplemental retirement plan (see “Retirement Income Plan”).

(ii) Includes the following amounts representing the estimated term component of the premium paid and the estimated interest cost to the Company for 2002 resulting from premium payments for life insurance benefits under the Energen Corporation Split Dollar Life Insurance Plan which is offered to certain employees and officers in lieu of the Company’s group life insurance plan: Mr. Warren $3,168, Mr. Ketcham $1,495, Mr. McManus $1,010, Mr. Reynolds $998, and Mr. Youngblood $2,699.

(iii) Except as noted above, the amounts shown represent contributions made by us to our defined contribution plans on behalf of each executive officer.

(6)	Effective January 1, 2003, Mr. Reynolds became President of Alabama Gas Corporation.
(7)	Mr. Youngblood retired as President and Chief Operating Officer of Alabama Gas Corporation on December 31, 2002.

Table 2

Option/SAR Grants in Last Fiscal Year

		Number of
		Securities	Percent of Total
		Underlying	Options/SARs	Exercise
		Options/SARs	Granted to	or		Grant Date
		Granted	Employees In Fiscal	Base Price	Expiration	Present Value
Name		(#)	Year	($/Sh)	Date	($)(3)
	Period
(a)	Ended(1)	(b)	(c)	(d)	(e)	(f)

Warren	12/31/02	0	0.00%	0	N/A	N/A
	12/31/01	25,370(2)	21.08%	22.63	10/23/11	247,104
Ketcham	12/31/02	0	0.00%	0	N/A	N/A
	12/31/01	7,020(2)	5.83%	22.63	10/23/11	68,375
McManus	12/31/02	0	0.00%	0	N/A	N/A
	12/31/01	7,020(2)	5.83%	22.63	10/23/11	68,375
Reynolds	12/31/02	0	0.00%	0	N/A	N/A
	12/31/01	5,560(2)	4.62%	22.63	10/23/11	54,154
Youngblood	12/31/02	0	0.00%	0	N/A	N/A
	12/31/01	7,020(2)	5.83%	22.63	10/23/11	68,375

Notes to Table 2

(1)	During 2001, we changed our fiscal year end from September 30 to December 31, and consequently are separately reporting the three-month transition period ended December 31, 2001.
(2)	Date of exercisability is October 24, 2004.
(3)	For options granted during the three-month period ended December 31, 2001, reflects Black-Scholes valuation of $9.74 per share. For purposes of this valuation, the following assumptions were used: dividend yield of 0%, expected volatility of 34.67%, risk-free interest rate of 3.36% and a seven-year time of exercise.

Table 3

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

		Shares				Value of Unexercised
		Acquired	Value	Number of Unexercised		In-the-Money
	Period	on Exercise	Realized	Options/SARs at FY-End		Options/SARs at FY-End
Name	Ended(1)	(#)	($)(2)	(#)		($)(3)

				Exercisable	Unexercisable	Exercisable	Unexercisable

(a)		(b)	(c)	(d)		(e)

Warren	12/31/02	0	0	139,000	30,370	1,698,713	172,456
	12/31/01	0	0	134,000	35,370	1,108,038	51,247
Ketcham	12/31/02	0	0	19,000	14,020	77,525	45,419
	12/31/01	0	0	12,000	21,020	32,000	14,180
McManus	12/31/02	10,478	115,468	3,000	8,520	4,986	7,020
	12/31/01	0	0	10,478	11,520	67,059	14,180
Reynolds	12/31/02	0	0	26,666	8,894	228,082	41,516
	12/31/01	0	0	23,333	12,227	128,000	5,560
Youngblood	12/31/02	0	0	5,000	7,020	54,250	45,419
	12/31/01	0	0	5,000	7,020	32,000	14,180

Notes to Table 3

(1)	During 2001, we changed our fiscal year end from September 30 to December 31, and consequently are separately reporting the three-month transition period ended December 31, 2001.
(2)	This column indicates the market value of the underlying securities at time of exercise minus the exercise price.
(3)	This column indicates the market value of the underlying securities at the market price on December 31, 2002 ($29.10 per share) and on December 31, 2001 ($24.65 per share) minus the exercise price.

Table 4

Long-Term Incentive Plans — Awards in Last Fiscal Year

			Performance	Estimated Future Payouts Under
			or Other	Non-Stock Price-Based Plans
		Number of Shares,	Period Until
		Units or Other	Maturation or	Threshold	Target	Maximum
Name		Rights(#)	Payout	(#)	(#)	(#)
	Period
(a)	Ended(1)	(b)	(c)	(d)	(e)	(f)

Warren	12/31/02	0		0	0	0
	12/31/01	33,230	N/A	22,153	33,230	44,307
Ketcham	12/31/02	0		0	0	0
	12/31/01	8,760	N/A	5,840	8,760	11,680
McManus	12/31/02	0		0	0	0
	12/31/01	8,760	N/A	5,840	8,760	11,680
Reynolds	12/31/02	0		0	0	0
	12/31/01	6,930	N/A	4,620	6,930	9,240
Youngblood	12/31/02	0		0	0	0
	12/31/01	8,760	N/A	5,840	8,760	11,680

Notes to Table 4

(1)	During 2001, we changed our fiscal year end from September 30 to December 31, and consequently are separately reporting the three-month transition period ended December 31, 2001.

      The grants listed in Table 4 above were all made under the 1997 Stock Incentive Plan. You can find more information about the 1997 Stock Incentive Plan on page 14 of this Proxy Statement under the caption “2002 Compensation Committee Report — 1997 Stock Incentive Plan.”

Retirement Income Plan

      The Energen Corporation Retirement Income Plan, a defined benefit plan, covers our officers along with substantially all of our other employees. Our contributions to the plan on behalf of each of our executive officers are not reflected in the Summary Compensation Table, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the plan.

      Our officers receive benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Section 415 of the Internal Revenue Code imposes limits on benefits payable to an employee under the plan.

      We have entered into retirement supplement agreements (“Supplemental Agreements”) with certain officers, including each of the executive officers named in the Summary Compensation Table. Each Supplemental Agreement provides that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including social security benefit). Generally, an employee’s compensation will be determined based on a formula taking into account the average of the highest 36 months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) retirement or (2) the officer’s 61st birthday. We may offset benefits payable under the Supplemental Agreements with Company-sponsored officer life insurance program cash values exceeding premiums paid under the Energen Corporation Officers Split Dollar Life Insurance Plan. The Summary Compensation Table includes the value of benefits to the named officers attributable to our premium payments under the officer life insurance program.

      The following table presents estimated annual benefits payable from both the plan and the Supplemental Agreements upon normal or delayed retirement based on the assumptions shown. The amounts shown are subject to deduction for applicable Social Security benefits at age 62.

Pension Plan Table

	Years of Service

Compensation	15	20	25	30	35	40

$150,000	$90,000	$90,000	$90,000	$90,000	$90,000	$90,000
$175,000	$105,000	$105,000	$105,000	$105,000	$105,000	$105,000
$200,000	$120,000	$120,000	$120,000	$120,000	$120,000	$120,000
$225,000	$135,000	$135,000	$135,000	$135,000	$135,000	$135,000
$250,000	$150,000	$150,000	$150,000	$150,000	$150,000	$150,000
$300,000	$180,000	$180,000	$180,000	$180,000	$180,000	$180,000
$400,000	$240,000	$240,000	$240,000	$240,000	$240,000	$240,000
$450,000	$270,000	$270,000	$270,000	$270,000	$270,000	$270,000
$500,000	$300,000	$300,000	$300,000	$300,000	$300,000	$300,000
$600,000	$360,000	$360,000	$360,000	$360,000	$360,000	$360,000

      The amount of base compensation and the years of service credited under the plan for individuals shown in the Summary Compensation Table are as follows: Mr. Warren, $445,000, 19 years; Mr. Ketcham,

$272,000, 21 years; Mr. McManus, $272,000, 17 years; Mr. Reynolds, $215,000, 22 years and Mr. Youngblood, $272,000, 33 years.

Severance Compensation Agreements

      We have entered into severance compensation agreements with Messrs. Warren, Ketcham, Youngblood, McManus and Reynolds, as well as nineteen other officers not named in the Summary Compensation Table and seven key employees. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Generally, each such agreement provides that if, within thirty-six months following a change in control of the Company (as defined in the agreements), the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest additional cash compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs. Under certain circumstances, the payment may be applicable to a termination which occurs during the period leading up to a change in control. The severance payment generally would be made in the form of a lump sum.

      We established a four-tier structure in which tier-one employees receive 300% of such compensation, tier-two employees receive 200% of such compensation, tier-three employees receive 150% of such compensation and tier-four employees receive 100% of such compensation. Messrs. Warren, Ketcham, McManus, Youngblood and Reynolds are considered tier-one employees. The agreements also provide (1) the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment and (2) that if the executive receives payments that would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed. For purposes of the agreements, (1) the term “qualified termination” means a termination by the Company other than for cause, by the employee for good reason or by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a reduction in the position, duties, responsibilities, status or benefits of the employee’s job. For purposes of tier-one, tier-two or tier-three employee agreements, the term “qualified termination” also includes any voluntary termination by the executive during the thirty-day period immediately following the first anniversary of a change in control.

2002 COMPENSATION COMMITTEE REPORT

      The Officers Review Committee (“ORC”) of the Board of Directors is comprised entirely of outside Directors who are not officers or employees of the Company. The ORC is responsible for overseeing and administering the Company’s executive compensation program. The ORC establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO and other executive officers named in the Summary Compensation Table (the “Executive Officers”).

Compensation Policy

      The Company’s executive compensation program is reviewed annually by the ORC and is designed to serve the interests of the Company and its shareholders by aligning executive compensation with shareholder objectives and by encouraging and rewarding management initiatives that will benefit the Company and its shareholders, customers, and employees over the long term. Specifically, the executive compensation program seeks to:

•	attract and retain highly qualified executives by paying them competitively as compared with employers of comparable size and in similar lines of business;

•	link a substantial portion of individual compensation to superior corporate performance as measured by specific objectives compared against a peer group; and

•	align the interests of executives with the long-term interests of shareholders through payment of short- and long-term incentives in the form of common stock in the Company.

The ORC strives to meet these objectives through a program comprised of salary, annual cash incentive awards, and long-term stock and performance share opportunities.

      Salary. As a matter of policy, the ORC administers annual salary levels to ensure they remain competitive with the industry by utilizing available compensation surveys. Each year the ORC reviews the issue of competitive pay and adjusts salary structures accordingly with the midpoint of each pay range approximating the average of the market. The ORC then considers salary adjustments for the Company’s executive officers, including those named in the Summary Compensation Table. The ORC approved salary adjustments based on the performance of each executive over the prior compensation period, recognition of individual contributions to overall Company performance, internal comparability considerations, as appropriate, and the executive’s placement in the salary range.

      Annual Incentive Compensation. Executives are eligible each year for cash incentive awards under the Annual Incentive Compensation Plan. Awards are based upon attaining performance objectives established by the ORC. Assuming the performance objectives are met, the incentive award is based upon either a cash amount or a percentage of the salary earned by the participant during the performance year. The ORC establishes target awards and performance objectives for each performance period. The Annual Incentive Compensation Plan is designed so that all annual incentive compensation paid to executive officers will be deductible for federal income tax purposes. The Board of Directors may, in its discretion, award individual cash bonuses in addition to those paid under the Annual Incentive Compensation Plan.

      Long-Term Incentive Compensation. We have in place the 1997 Stock Incentive Plan, which provides for the grant of stock options, restricted stock and performance shares. The present policy of the ORC is to use performance shares as the primary vehicle to deliver long-term incentives supplemented in certain circumstances by stock options and restricted stock. The Company’s 1988 Stock Option Plan and 1992 Long-Range Performance Share Plan remain in effect for previously granted options and performance shares, but further grants are not available under these plans. The purpose of each of these plans is to provide executives and key employees an opportunity to participate in the long-term economic growth and performance of the Company.

      1997 Stock Incentive Plan. The 1997 Stock Incentive Plan provides for the grant of performance share awards, stock options and restricted stock, or a combination thereof, to officers and key employees all as determined by the ORC.

      A performance share is the value equivalent of one share of our common stock. An award of performance shares becomes payable if the ORC determines that all conditions of payment have been satisfied at the end of the applicable award period. Except as otherwise determined by the ORC at the time of grant, an award period will be the four-year period that commences on the first day of the fiscal year in which an award is granted. According to the performance condition guidelines previously adopted by the ORC and currently in effect under the plan, payment of an award will be based on the Company’s percentile ranking with respect to total shareholder return among a comparison group of companies as measured for the applicable award or interim period. Subject to the discretion of the ORC to adjust for extenuating circumstances, the payout percentage will be 133% if the Company ranks at or above the 90th percentile, 100% at the 75th percentile, 66% at the 50th percentile and 0% below the 50th percentile with interpolation between the percentile levels. The ORC may, in its discretion, pay a participant in cash or a combination of cash and shares of common stock.

      The stock option provisions of the plan provide for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof to officers and key employees, all as determined by the ORC. If an option includes stock appreciation rights, then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event our obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of common stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will, in addition to the shares of common stock purchased upon exercise, receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank in effect on the first day of the respective quarter.

      The plan also provides for the grant of restricted stock. No shares of restricted stock may be sold or pledged until the restrictions on such shares have lapsed or have been removed. The ORC establishes as to each award of restricted stock the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions.

      1992 Long-Range Performance Share Plan. The 1992 Long-Range Performance Share Plan provides for the grant of performance shares on terms similar to those described above with respect to the 1997 Stock Incentive Plan. As noted above, new performance shares grants are not available under the 1992 Long-Range Performance Share Plan, however, the plan remains in effect with respect to previously granted performance shares.

      1988 Stock Option Plan. The 1988 Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof, on terms similar to those described above with respect to the 1997 Stock Incentive Plan. As noted above, new stock option grants are not available under the 1988 Stock Option Plan, however, it remains in effect with respect to previously granted stock options.

      1997 Deferred Compensation Plan. Under the Company’s 1997 Deferred Compensation Plan, officers may elect to defer part or all of any one or more of the following items of compensation to the extent such item of compensation is applicable to the officer: (a) base salary; (b) Annual Incentive Compensation Plan awards; (c) grants under the 1988 Stock Option Plan; (d) awards under the 1997 Stock Incentive Plan; and (e) awards under the 1992 Long-Range Performance Share Plan. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant’s Company stock account tracks the performance of our common stock, including reinvestment of dividends. At distribution, the participant’s Company stock account is payable in the form of shares of Company common stock. The value of a participant’s investment account tracks the performance of certain The Vanguard Group, Inc. mutual funds. At distribution, the participant’s investment account is payable in cash. The Company has established trusts and has funded the trusts, and presently plans to continue funding the trusts, in a manner that generally tracks participants’ accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trusts be so funded or invested, if a change in control of the Company occurs, the trusts must be funded in an amount equal to the aggregate value of the participants’ accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trusts’ assets remain subject to the claims of our creditors.

Operating Summary

      As demonstrated in the plan descriptions provided, the ORC links executive compensation directly to objective performance criteria of the Company, subsidiaries where applicable, and the individual executive’s performance. By doing so, the ORC creates an environment which encourages long-term decisions which will benefit us, our shareholders, customers, and employees and at the same time allow those executives, managers, and other key employees within the Company to share in the success of those decisions and actions.

Issues Influencing Compensation Decisions During the Reporting Year (January 1, 2002 to December 31, 2002)

      During 2002, both of Energen’s lines of business met or surpassed budgeted expectations and calendar 2001 results. Net income increased 19 percent over 2001 to total $68.6 million ($2.03 per diluted share) and earnings per diluted share (EPS) grew 10 percent. Energen’s five-year EPS growth rate of 11.5 percent continued to reflect sustained, double-digit progress. Energen increased its annual cash dividend 2.9 percent to 72 cents per share in 2002, and the Company’s performance generated a total shareholder return of more than 21 percent. The ORC considered these and other factors in funding the incentive program, adjusting salaries, and approving payouts under the Long-Range Performance Share Plan and 1997 Stock Incentive Plan. Specifically, the ORC considered Energen’s total shareholder return and earnings results for the year and evaluated the Company’s total shareholder return performance against a peer group of energy and gas distribution companies.

      Wm. Michael Warren, Jr. has served as the Company’s Chief Executive Officer since 1997 and as its Chairman of the Board since January 1, 1998. Mr. Warren’s base salary was adjusted to $445,000 effective November 1, 2001, reflecting continuing efforts to meet market levels for the Chief Executive Officer position. The compensation philosophy for Mr. Warren’s position will continue to place a greater percentage of the total compensation package “at risk” through the annual cash incentive plan and through the Company’s stock performance by awards of stock options, restricted stock and performance shares. For the 2002 year, Mr. Warren earned a cash incentive award of $534,000, reflecting the performance of the Company, its subsidiaries, and the incumbent himself in achieving the financial and business results of the Company. Restricted stock was granted in accordance with plan provisions and the stated compensation policy. Performance share awards were made based on a percentage of salary with the applicable percentage being a function of an executive’s position with the Company. Actual payout is dependent on obtaining performance levels in accordance with previously described guidelines.

OFFICERS REVIEW COMMITTEE:
Wallace L. Luthy, Chair
Julian W. Banton
James S. M. French
Stephen A. Snider

PERFORMANCE GRAPH(1)

Energen Corporation — Comparison of Five-Year

Cumulative Shareholder Returns

      This graph compares our total shareholder returns (assuming reinvestment of dividends), the Standard & Poor’s Composite Stock Index (S&P 500), and an industry peer index compiled by us that consists of several companies (Peer Group). The graph assumes $100 invested at the per-share closing price of the common stock on the New York Exchange Composite Tape on December 31, 1997, in the Company and each of the indices.

	1997	1998	1999	2000	2001	2001(2)	2002

S&P 500 Index	$100	$109	$139	$158	$116	$128	$100
Energen	$100	$111	$122	$186	$144	$159	$193
Peer Group (3)	$100	$117	$109	$138	$136	$148	$148

Notes to PERFORMANCE GRAPH

(1)	Total shareholder return includes reinvested dividends.
(2)	During 2001, we changed our fiscal year end from September 30 to December 31, and consequently we have a three-month transition period ended December 31, 2001 to report separately.
(3)	The Peer Group Index includes the companies listed below. Except as otherwise indicated by reference to specific years of inclusion, each company is included for each fiscal year. Changes reflect removal of a company’s stock from public trading and additions to replace removed companies: AGL Resources, Inc., Atmos Energy Corporation, Avista Corp (2001-present), Cabot Oil & Gas Corp. (2001-present), Cascade Natural Gas Corp., Energy East Corporation (2001-present), Equitable Resources, Inc., Kinder Morgan, Inc., Keyspan Corporation, The Laclede Group, Inc., MDU Resources Group Inc. (2001-present), MGE Energy, Inc. (2001-present), National Fuel Gas Corporation, New Jersey Resources Corp., NICOR Inc., Northwest Natural Gas Company, NUI Corporation, ONEOK, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Pure Resources Inc. (2001), Questar Corporation, Scana Corp (2001-present), SEMCO Energy Inc., South Jersey Industries, Inc., Southern Union Company, Southwest Gas Corporation, Southwestern Energy Company, Teco Energy Inc. (2001-present), UGI Corporation, Vectren Corporation (2001-present), WGL Holdings, Inc., Wisconsin Energy Corp (2001-present), and XTO Energy Inc. (2001-present).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission, and to provide us with copies of all forms filed.

      Both Mr. Gary C. Youngblood and Mr. Rex J. Lysinger did not timely file a Form 5 due to an administrative oversight by the Company. We believe, based on a review of Forms 3, 4 and 5 furnished to us, that during fiscal 2002 our executive officers, Directors and 10% shareholders complied in full with all other applicable Section 16(a) filing requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of PricewaterhouseCoopers LLP examined our financial statements for the fiscal year ended December 31, 2002, and the Board of Directors intends to continue the services of this firm for the fiscal year ending December 31, 2003. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fee Disclosure

      Audit Fees. PricewaterhouseCoopers LLP billed the Company and its subsidiaries an aggregate amount of $222,078 for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year.

      Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP billed the Company and its subsidiaries an aggregate amount of $2,631,388 for professional services rendered for information technology services design and implementation for the year ended December 31, 2002. PricewaterhouseCoopers LLP ceased providing such services to the Company in October, 2002.

      All Other Fees. PricewaterhouseCoopers LLP billed the Company and its subsidiaries an aggregate amount of $326,629 for non-audit services rendered to the Company for the year ended December 31, 2002. These non-audit services consisted of tax related services, tax compliance, tax research, review of the Securities and Exchange Commission registration statements, benefit plan audits and consultations on accounting and tax matters.

2002 AUDIT COMMITTEE REPORT

      In compliance with the requirements of the New York Stock Exchange (NYSE), the Audit Committee has a formal written charter approved by the Board of Directors. The Audit Committee performs an annual review and reassessment of the adequacy of the Audit Committee charter. In connection with the performance of its responsibility under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•	Received from the independent auditors disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

•	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

      The Audit Committee has also considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

AUDIT COMMITTEE
Julian W. Banton., Chair
James S. M. French
T. Michael Goodrich
Judy M. Merritt

SHAREHOLDER PROPOSALS

      To be included in our Proxy Statement and form of proxy, proposals of shareholders intended to be presented at the 2004 Annual Meeting must be received at the Company’s principal executive officers no later than November 26, 2003. If a shareholder desires to bring other business before the 2004 Annual Meeting without including such proposal in the Company’s Proxy Statement, the shareholder must notify the Company in writing on or before February 9, 2004. Shareholder proposals should be directed to J. David Woodruff, Secretary, Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

COSTS OF PROXY SOLICITATION

      The entire cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company, including the expense of preparing, printing and mailing this Proxy Statement. In addition to mailing proxies to shareholders, we may solicit proxies by personal interview or by telephone and telegraph. We will request brokerage houses and other custodians and fiduciaries to forward at our expense soliciting materials to the beneficial owners of stock held of record by them. We have engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $7,500, plus out-of-pocket expenses.

ENERGEN CORPORATION

(/s/ Wm. Michael Warren, Jr.)
Chairman of the Board

Birmingham, Alabama

March 24, 2003

ENERGEN CORPORATION

605 Richard Arrington, Jr. Blvd. North

Birmingham, Alabama 35203-2707
(205) 326-2700

P R O X Y	PROXY — ENERGEN CORPORATION
                                          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                                                  TO BE HELD APRIL 23, 2003

                    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION

The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints WM. MICHAEL WARREN, JR. and J. DAVID WOODRUFF, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation (the “Company”), to be held on April 23, 2003 at 10:00 a.m., CDT, at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the “Annual Meeting”), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present, as follows:

See Reverse

Side

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Δ FOLD AND DETACH HERE Δ

      This proxy should be mailed in the enclosed addressed envelope (no postage required if mailed in the United States). To assure the necessary representation at the Annual Meeting, please date and sign this proxy and mail it to the Company promptly. Please mail your proxy to the Company even though you plan to attend the Annual Meeting. If you vote in person at the Annual Meeting, your Proxy will not be used.

Dividend Reinvestment and Direct Stock Purchase Plan

      Energen Corporation offers shareholders and other investors the opportunity to purchase Energen common stock directly, without incurring fees and commissions. This plan is offered through a prospectus available from the Plan Administrator, EquiServe Trust Company, N.A., by calling 1-800-946-4316 or 1-800-654-3206. Enrollment material also is available on the World Wide Web at http://www.equiserve.com.

Shareholder Assistance: 1-888-764-5603

      This automated voice response system is available 24 hours a day, seven days a week for the convenience of Energen Corporation shareholders. Customer service representatives are available from 9:00 a.m. to 5:00 p.m. Eastern time, Monday through Friday, to assist shareholders with account balances, dividend information, transfer instructions, and sale or certificate information.

Energen on the Web

      Interested parties with Internet access may review Energen corporate information, including news releases and annual reports, on Energen’s home page at www.energen.com.

☒	Please mark your votes as in this example.

		FOR ALL NOMINEES	AGAINST ALL NOMINEES	FOR ALL NOMINEES (except as noted below)	Nominees for three-year term ending 2006:
1.	Election of Directors	☐	☐	☐	01. Dr. Judy M. Merritt 02. Stephen A. Snider 03. Gary C. Youngblood	2.	In their discretion, to vote upon such other matters as may come before the Annual Meeting.

(To vote against any individual nominee, write that nominees’s name in the space provided below.) ____________________________________

						All as such items or proposals are more fully set forth in the Company’s Proxy Statement with respect to the Annual Meeting received by the undersigned THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

						SIGNATURE(S)	DATE

* FOLD AND DETACH HERE *

Annual Meeting of Shareholders
Wednesday, April 23, 2003 at 10:00 a.m. CDT

Energen Corporation Headquarters
605 Richard Arrington, Jr. Blvd N
Birmingham, Alabama